EXHIBIT 16.1

July 20, 2004

North American Technologies Group, Inc.

Attn: Mr. John Bingham

14315 W. Hardy Rd.

Houston, Texas 77060

Re: Resignation as Public Accountants

Gentlemen:

We have reviewed the Registration Statement on Form SB-2, as amended, of North American Technologies, Inc.’s (the “Company”) and we concur with the statements made by the Company concerning our resignation as the Company’s principal accountant.

Sincerely,

/s/ Mann Frankfort Stein & Lipp CPAs, LLP

MANN FRANKFORT STEIN & LIPP CPAs, LLP